Exhibit 99.1

News Release
For Further Information

Media Relations:

Bob Schneider, 816.932.4835, bschneider@hrblock.com

Investor Relations:

Mark Barnett, 816.701.4443, marbarnett@hrblock.com

H&R BLOCK REPORTS RECORD ANNUAL REVENUES AND EARNINGS

Company Announces Dividend and Share Repurchase Authorization Increases

FOR RELEASE JUNE 11, 2003 4 P.M. EDT

KANSAS CITY, Mo. — H&R Block Inc. (NYSE: HRB) today reported record revenues and net income for both its fourth quarter and fiscal year ended April 30.

        Fourth quarter earnings per diluted share increased 10.2 percent to $2.71. Consolidated net income for the quarter increased 6.7 percent to $494.6 million. Fourth quarter revenues totaled $1.9 billion, a 2.0 percent increase over the same quarter last year. Fourth quarter results included a goodwill impairment charge of 6 cents per share in the business services segment.

        For the fiscal year, earnings per diluted share increased 36.4 percent to $3.15. Consolidated net income for the fiscal year increased 33.5 percent to $580.1 million. Fiscal year revenues increased 13.9 percent to $3.8 billion.

        “Our mix of businesses allowed us to perform well despite a challenging economy,” said H&R Block Chairman and Chief Executive Officer Mark A. Ernst. “Our consolidated income growth was strong as a result of outstanding results in our mortgage segment and good financial performance in our U.S. tax segment.”

        The company’s full-year earnings per share recognizes a total of 33 cents in charges related to a litigation settlement and goodwill impairment in the investment services and business services segments. These charges are included in the company’s reported results. However, the analysts’ earnings estimates on First Call are not based on GAAP results and do not recognize these charges.

Fiscal 2004 Outlook

        “Based upon our economic outlook and the strength of our businesses, we currently expect earnings growth of 13 to 18 percent and revenue growth of 10 to 15 percent for the upcoming year, both within our long-term guidance range,” Ernst said. “These expectations assume that interest rates will remain stable for the next six months and then see a slight increase, while growth in U.S. employment will be weak but improving.

        “This fiscal 2004 outlook is solid, even after an estimated 6 cent per share effect from expensing of stock options, which we’ll begin this year,” Ernst said. On May 1, the company began expensing stock options pursuant to FASB Statement No. 123, using the transition method provided in FASB Statement No. 148, which allows for expense recognition for all employee stock-based compensation awards granted, modified or settled on or after the date of adoption. Expenses related to awards granted prior to May 1, 2003, will continue to be disclosed in a footnote to the company’s financial statements.

Board Actions

        Reflecting the company’s strong financial condition and continuing performance, H&R Block’s board of directors approved an increase in the quarterly cash dividend, raising the dividend from 18 to 20 cents per share, or 11 percent, effective with the quarterly dividend payment on Oct. 1, 2003 to shareholders of record on Sept. 10, 2003. This payment will be the company’s 165th consecutive quarterly dividend.

        Also, the board authorized the company to repurchase up to 20 million of its shares, in addition to the 1.9 million remaining on its previous repurchase authorization on Sept. 12, 2001.

        “Since the last repurchase authorization, the company has returned significant value to shareholders by repurchasing approximately $576 million or 13.2 million of its shares,” Ernst said. “The new repurchase authorization reflects the confidence that the board of directors and management have in H&R Block’s future. Given our strong cash position, share repurchase continues to be a great way for us to enhance shareholder value.”

        In fiscal 2003, the company repurchased 6.6 million shares. The total cost of these repurchases was $317.6 million, or an average cost of $47.94 per share.

        Ongoing share repurchases depend on the price of the stock, availability of excess cash, the ability to maintain financial flexibility, compliance with securities laws and other investment opportunities available.

U.S Tax Operations

        For the fiscal year, U.S. tax operations reported pretax income of $547.1 million, an increase of 2.6 percent from pretax income of $533.5 million in fiscal 2002. Results for fiscal 2003 were adversely affected by a $41.7 million second-quarter charge for litigation.

        U.S. tax operations reported a 9.5 percent increase in fourth quarter pretax income, which totaled $759.3 million, up from $693.6 million in the fourth quarter of fiscal 2002.

        The segment’s revenues for the year increased 1.6 percent to $1.9 billion. The increase was driven by an improving mix of clients with more complex tax returns and strong performance in the company’s e-solutions businesses.

        The segment reported $1.4 billion in revenues for the quarter, a decrease of 0.9 percent compared with last year’s fourth quarter.

        “Weakness in the U.S. employment market resulted in a reduction in the number of U.S. tax filers and a decline in clients served in our retail tax offices. However, the progress we made with our multi-channel strategy enabled us to slightly increase the total number of clients served. The number of software and online clients served increased 45.2 percent to 2.1 million,” Ernst said.

        “We succeeded in attracting clients with more complex tax situations, which is reflected in the 8.2 percent increase in average fee per tax return. Also, our client tracking indicates solid increases in clients’ satisfaction with the value they received for their fees, which we believe indicates that clients value our combination of basic financial advice with traditional tax services,” Ernst said.

Mortgage Operations

        Mortgage operations, which includes Option One Mortgage Corp. and H&R Block Mortgage Corp., reported fourth quarter pretax income of $130.9 million, a 28.3 percent increase, compared with $102 million in the fourth quarter last year.

        For fiscal 2003, the mortgage segment reported pretax income of $694 million, a 104.5 percent increase compared with $339.4 million in pretax income in fiscal 2002.

        Fourth quarter revenues grew 23.2 percent to $278.5 million, up from $226 million the prior year. Fiscal 2003 revenues increased 63.3 percent to $1.2 billion, up from $734.9 million in fiscal 2002.

        For fiscal 2003, gains on sales of mortgage loans and related assets increased 43.2 percent to $698.5 million, compared with $487.9 million in fiscal 2002. Also, in the third quarter, the company reported a $130.9 million gain on the sale of $206.6 million of net interest margin (NIM) residuals. Net of $54.1 million in impairments of older residuals, the mortgage segment’s total gains on sales were $775.3 million for fiscal 2003.

        Loan production increased to $16.6 billion in fiscal 2003, a 44.7 percent increase over the previous year. An increase in the number of loan officers, improvements in the company’s closing ratio and an 11.6 percent increase in the average loan size all contributed to this growth.

        Included within these results, H&R Block Mortgage Corp., H&R Block’s retail mortgage subsidiary, originated 47.7 percent more loans, 53.9 percent of which were made to retail clients of other H&R Block businesses.

        “Our mortgage business continues to show very strong growth, solid cash flow generation and the growing importance of the alignment with our retail offerings to H&R Block tax clients,” Ernst said.

        Option One’s mortgage servicing business increased the number of loans serviced 17.6 percent to 246,463. The servicing portfolio at year-end increased 31.5 percent to $31.3 billion, compared with last year’s portfolio.

        During the fourth quarter, the company took a charge to income of $28.5 million to reduce the value of certain older residuals. The company also recorded $28 million in net write-ups to residual balances, net of deferred taxes in other comprehensive income (not recorded in the income statement in the current quarter). These valuation changes had the effect of reducing fourth quarter earnings by 9 cents per diluted share.

Business Services

         H&R Block’ s business services segment, including RSM McGladrey, Inc. and related companies, reported a fourth quarter pretax loss of $1.9 million, compared with income of $20.6 million in the same quarter last year. For fiscal 2003, the segment reported a pretax loss of $14.1 million, compared with income of $22.7 million in 2002.

        In the fourth quarter, the business services segment reported revenues of $140.2 million, an increase of 2.3 percent. For the fiscal year, revenues increased 4.1 percent to $434.1 million.

        The company’s annual goodwill impairment test resulted in a fourth quarter impairment charge of $11.8 million related to MyBenefitSource (MBS), an integrated payroll and benefits processing company. H&R Block acquired a controlling interest in MBS in December 2001. This goodwill impairment charge decreased earnings per diluted share by 6 cents for the quarter and fiscal year. Also, the company deferred $12 million in revenues to fiscal 2004 due to a backlog of projects resulting from staff shortages in RSM Equico, a business valuation, merger and acquisition consulting firm. This deferral reduced what would have otherwise been reported as revenue and income.

        “The financial results in a difficult economic environment fail to capture the progress that we have made integrating and aligning our services to uniquely serve middle market clients,” Ernst said. “We are now well positioned to deliver the services that clients need from a company that is focused on the middle market.”

        The segment includes RSM McGladrey Inc., a leading provider of tax and accounting services in the United States; RSM McGladrey Retirement Resources, a full service retirement plan design, administration and consulting firm; RSM Equico and MBS.

Investment Services

        The weak investment climate negatively affected results in H&R Block’s investment services segment, which primarily operates under the name H&R Block Financial Advisors Inc. (HRBFA).

        Investment services reported a fourth quarter pretax loss of $35.8 million, down 31 percent from a fourth quarter loss last year of $27.3 million. For the fiscal year, investment services recorded a pretax loss of $128.3 million, a decline of 133.8 percent compared with a loss of $54.9 million in fiscal 2002. The full-year loss includes $53.3 million of intangible amortization and goodwill impairment charges, which are non-cash items.

        Investment services reported fourth quarter revenues of $44.1 million, a 21.1 percent decline from the same quarter last year. Revenues for the fiscal year declined 19.9 percent to $200.8 million.

        In the fiscal year, the number of active accounts increased 8 percent, from 695,000 to 753,000. Client trades declined by 3.2 percent to 1.2 million. Ending margin balances declined 39 percent to $486 million.

        “While we are not pleased with HRBFA’s annual results, we believe that this business has been restructured in a way to allow us to compete effectively in the more cautious investment climate that we now face.

        “The retention and recruitment of experienced advisors will continue to be a key initiative in fiscal year 2004, as well as the alignment between investment services and our U.S. tax operations,” Ernst said.

International Tax Operations

        Fourth quarter pretax income for international tax operations, which is primarily made up of operations in Canada, Australia and the United Kingdom, increased 20.7 percent to $22.9 million, compared with $19 million in pretax income for the fourth quarter last year. Revenues for the quarter increased 8.5 percent to $56.7 million for the quarter.

        The segment reported annual pretax income of $10.5 million, a 47.5 percent gain compared with fiscal 2002.

        “The segment’s improvement was due to a solid tax season in Australia, where tax returns prepared increased 3.7 percent and the average fee per return increased 3 percent,” Ernst said. “A favorable rate of exchange improved our results in Canada, where tax returns prepared declined 3.7 percent.”

        Canada’s pretax income for fiscal 2003 rose 4.9 percent to $8.1 million, up from $7.7 million last year. Canada’s revenue for the year increased 4 percent to $58 million, up from $55.8 million last year.

        In Australia, pretax income for fiscal 2003 increased 30.6 percent to $3.8 million on $20.6 million in revenues, a 16.5 percent increase.

Other

        The company will host a conference call for analysts and institutional investors at 5 p.m. EDT (4 p.m. CDT) June 11. Mark A. Ernst, Jeff Yabuki, executive vice president and chief operating officer, and Frank J. Cotroneo, senior vice president and chief financial officer, will discuss the quarter and year-end results and future expectations, as well as respond to analysts’ questions. The call will be Webcast in a listen-only format for the media and public. The link to the Webcast can be obtained at www.hrblock.com.

        A replay of the call will be available beginning at 8 p.m. EDT June 11 until 8 p.m. EDT June 18, by dialing 800-642-1687 (U.S./Canada) or 706-645-9291 (International). The replay access code is 242968. A replay of the Webcast will also be available on the company’s Web site at www.hrblock.com through June 18.

_________________

        Except for historical information contained herein, the matters set forth in this press release are forward-looking statements based upon current information and expectations. Such statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that could cause actual results to differ materially from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors, including, but not limited to: the uncertainty that the company will achieve or exceed its revenue, earnings, and earnings per share growth goals or expectations for fiscal year 2004; the uncertainty of the company’s ability to purchase shares of its common stock pursuant to the board’s authorization; the uncertainty of the effect of any share repurchases upon the company and its shareholders; changes in interest rates; changes in economic, political or regulatory environments; changes in competition; litigation involving the company and its subsidiaries; and risks described from time to time in reports and registration statements filed by H&R Block Inc. and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors into account in evaluating such forward-looking statements.

About H&R Block:

        H&R Block Inc. (www.hrblock.com) is a diversified company with subsidiaries that deliver tax services and financial advice, investment and mortgage products and services, and business accounting and consulting services. The world’s largest tax preparation company, H&R Block in fiscal year 2003 served nearly 21 million clients at more than 10,600 retail offices worldwide and with software and online services. It is the only major tax preparation and financial services company that focuses primarily on helping middle-income Americans achieve their financial objectives. Investment services and securities products are offered through H&R Block Financial Advisors Inc., member NYSE, SIPC. H&R Block Inc is not a registered broker-dealer. H&R Block Mortgage Corp. offers retail mortgage products. Option One Mortgage Corp offers wholesale mortgage products and a range of mortgage services. RSM McGladrey Inc. serves mid-sized businesses with accounting, tax and consulting services.

— end —